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As filed with the Securities and Exchange Commission on October 10, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRSA Propiedades Comerciales S.A.
(Exact name of registrant as specified in its charter)

IRSA Commercial Properties S.A.
(Translation of registrant's name into English)

The Republic of Argentina (Jurisdiction of incorporation)	6512 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Moreno 877, 22nd Floor (C1091AAQ)
Buenos Aires, Argentina
+54 (11) 4323 7449
(Address and telephone number of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue
Newark, DE 19711
(Name, address and telephone number of agent for service)

Copies to:

David L. Williams
Jaime Mercado
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company    ☐

          If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(3)

Common shares, par value Ps.1.00 per share(2)	41,600,000	$14.6250	$608,400,000	$75,745.80

(1)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)
The common shares may be represented by American Depositary Shares, or "ADSs," each representing four shares issuable upon deposit of common shares registered hereby, and that will be registered under a separate Registration Statement on Form F-6.

(3)
To be partially offset pursuant to Rule 457(p) of the Securities Act against $11,590.00 and $60,383.90 in fees previously paid by the registrant to the Commission on May 26, 2017 and July 10, 2017, respectively, and subsequently credited to the registrant's account after withdrawal of the registrant's registration statement on Form F-1 (file no. 333-218307) on October 10, 2017.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

IRSA Propiedades Comerciales S.A.

Common Shares, par value Ps. 1.00 per share
(including in the form of American Depositary Shares)

        IRSA Inversiones y Representaciones Sociedad Anónima, or "IRSA," also referred to in this prospectus as the "Selling Shareholder" may from time to time offer our common shares, in the form of common shares or American Depositary Shares, or "ADSs," which we refer to collectively as the "securities." Each ADS represents four common shares. We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

        The ADSs are listed for trading on the NASDAQ Global Market and our common shares are listed for trading on Bolsas y Mercados Argentinos S.A., in each case under the symbol "IRCP".

        Investing in our common shares and the ADSs involves significant risks. Before buying any shares or ADSs, you should carefully read the discussion of material risks in "Risk Factors" in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the "SEC") and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See "Item 3. Key Information—D. Risk Factors" beginning on page 9 of our Form 20-F.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2017.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

        In this prospectus, references to "IRSA CP," "we," "our," "us" or the "Company" means IRSA Propiedades Comerciales S.A. and its consolidated subsidiaries, unless the context otherwise requires, or where we make clear that such term refers only to IRSA Propiedades Comerciales S.A. and not its subsidiaries.

        The terms "Argentine government" and "government" refer to the federal government of Argentina, the term "Central Bank" refers to the Banco Central de la República Argentina (the Argentine Central Bank) and the term "CNV" refers to the Comisión Nacional de Valores (the Argentine National Securities Commission). In this prospectus, when we refer to "Peso," "Pesos" or "Ps." we mean Argentine Pesos, the legal currency of Argentina; when we refer to "U.S. dollar," "U.S. dollars" or "US$" we mean United States dollars, the legal currency of the United States.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed on October 10, 2017 with the SEC, using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. The prospectus supplements may also add, update or change other information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and current reports and other information with the United States Securities and Exchange Commission, or "SEC." You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing to us at the following address: Moreno 877, Floor 22, City of Buenos Aires (C1091AAQ), Argentina or telephoning us at +54 (11) 4344 4600.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended June 30, 2017 filed with the SEC on October 10, 2017 (our "Form 20-F");

  •
  any future filings on Form 20-F made with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        The U.S. Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus and the documents incorporated by reference herein, could cause our actual results to differ materially from those anticipated in our forward-looking statements, including, among other things:

  •
  changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

  •
  changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including volatility in domestic and international financial markets;

  •
  deterioration in regional, national and international business and economic conditions;

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  inflation;

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  fluctuations in prevailing interest rates;

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  increases in financing costs or our inability to obtain additional financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

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  current and future government regulation and changes in law or in the interpretation by Argentine courts of the recently adopted Civil and Commercial Code, among others;

  •
  adverse legal or regulatory disputes or proceedings;

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  fluctuations and declines in the aggregate principal amount of Argentine public debt outstanding;

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  government intervention in the private sector and in the economy, including through nationalization, expropriation, regulation or other actions;

  •
  restrictions on transfer of foreign currencies and other exchange controls;

  •
  increased competition in the shopping mall sector, office or other commercial properties and related industries;

  •
  potential loss of significant tenants at our shopping malls and other commercial properties;

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  our ability to take advantage of opportunities in the Argentine real estate market on a timely basis;

  •
  restrictions on energy supply or fluctuations in prices of utilities in the Argentine market;

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  our ability to meet our debt obligations;

  •
  shifts in consumer purchasing habits and trends;

  •
  technological changes and our potential inability to implement new technologies;

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  deterioration in regional and national business and economic conditions in Argentina;

  •
  incidents of government corruption that adversely impact the development of our real estate projects;

  •
  fluctuations in the exchange rate of the Peso against other currencies; and

  •
  the risk factors discussed under "Item 3. Key Information—D. Risk Factors" in our most recent annual report on Form 20-F.

        You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "anticipates," "could," "target," "projects," "contemplates," "believes," "estimates," "potential," "continue" or similar expressions. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. You should not place undue reliance on such statements which speak only as of the date they were made, and we undertake no obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance.

ENFORCEMENT OF CIVIL LIABILITIES

        We are a duly incorporated corporation (sociedad anónima) under the laws of Argentina. Substantially all of our assets are located outside the United States. The majority of our directors and all our officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to force against them or against us judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

        Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Article 517 and 519 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) are met, such as: (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

        We have been advised by our Argentine counsel, Zang, Bergel & Viñes, that there is doubt as to the enforceability, in original actions in Argentine courts, of liabilities predicated solely upon the federal securities laws of the United States and as to the enforceability in Argentine courts of judgments of United States courts obtained in actions against us predicated upon the civil liability provisions of the federal securities laws of the United States.

v

IRSA PROPIEDADES COMERCIALES S.A.

        We own, develop and manage commercial real estate properties, which consist primarily of shopping malls and office buildings throughout Argentina. As of June 30, 2017 we were the largest owner and operator of shopping malls and one of the largest owners of office buildings and other commercial properties in Argentina in terms of gross leasable area and number of rental properties according to data published by the Argentine Chamber of Shopping Malls.

        We operate our business through four principal business segments, namely "Shopping Malls," "Offices and Others," "Sales and Developments" and "Financial Operations and Others":

  •
  "Shopping Malls" includes the operation and development of shopping malls, through which we generate rental income charged for services related to the lease of retail stores and other spaces. Our Shopping Malls segment includes highly diversified, multi-format assets with a particular focus on retailers that cater to middle- to high-income consumers.

  •
  "Offices and Others" includes the lease of offices and other rental properties and services related to these properties.

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  "Sales and Developments" includes the sales of undeveloped parcels of land and properties, and activities related to the development and maintenance of such properties.

  •
  "Financial Operations and Others" includes the financing activities developed through our associated company Tarshop S.A., and our residual consumer financing transactions.

 REASONS FOR THE OFFERING AND USE OF PROCEEDS

        The principal purpose of the offering is to further increase the public market and liquidity for our common shares and ADSs.

        We will not receive any proceeds from the sale of common shares and ADSs by the Selling Shareholder.

PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for common shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S federal income tax considerations and Argentine tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

        IRSA Propiedades Comerciales S.A. is a corporation (sociedad anónima) organized under the laws of Argentina. We maintain our financial books and records and publish our financial statements in Pesos.

DESCRIPTION OF CAPITAL STOCK

        For a description of our capital stock, including the rights and obligations attached thereto, please refer to "Item 10. Additional Information—B. Memorandum and Articles of Association" in our Form 20-F, incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The following is a summary of certain provisions of the Amended and Restated Deposit Agreement (the "deposit agreement") dated as of July 5, 2017 and effective July 20, 2017 among us, The Bank of New York Mellon (the "ADS Depositary") and all owners and holders from time to time of ADSs issued under the deposit agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Deposit Agreement, incorporated as Exhibit 4.1. Copies of the Amended and Restated Deposit Agreement are also available for inspection at the principal office of the ADS Depositary, currently located at 101 Barclay Street, 22nd Floor West, New York, New York 10286. Terms used in this prospectus and not otherwise defined shall have the respective meanings set forth in the deposit agreement.

American Depositary Shares

        ADSs are issuable by the ADS Depositary pursuant to the deposit agreement. One ADS shall represent four common shares. The shares represented by ADSs will be deposited with the Caja de Valores for the account of Banco Santander Río S.A., as custodian for the ADS Depositary in Argentina. The deposited shares, together with all other securities, property and cash received in respect of shares and held by the ADS Depositary under the deposit are referred to as the deposited securities. You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the ADS Depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Argentine law governs shareholder rights. The ADS Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. ADS holder rights are defined by the deposit agreement. New York law governs the deposit agreement and the ADSs.

Deposit and withdrawal of shares and issuance of ADRs

        Subject to the terms and conditions of the deposit agreement, the ADS Depositary has agreed that upon deposit with the custodian of our common shares by delivery of certificates of such shares to the custodian, by electronic transfer of such shares to the account maintained by the custodian at the Foreign Registrar for such purpose or delivery to the custodian of evidence, reasonably satisfactory to the custodian that irrevocable instructions have been given to cause such shares to be transferred to such account, together with appropriate issuance instructions and instruments of transfer or endorsement, satisfaction of all laws and regulations, payments of the fees and expenses of the ADS Depositary and the certifications referred to below and subject to the terms of the deposit agreement, the ADS Depositary will execute and deliver at the ADS Depositary's principal corporate trust office, to the person or persons certified entitled thereto, an ADR or ADRs evidencing the number of ADSs issuable in respect of such deposit.

        Upon surrender of ADRs at the principal corporate trust office of the ADS Depositary, and upon payment of the fees, taxes and governmental charges specified in the deposit agreement, subject to the terms and conditions of the deposit agreement, our corporate charter and deposited securities and Argentine laws and regulations, owners are entitled to electronic delivery through the Caja de Valores or, if available, to physical delivery at the office of the custodian in Buenos Aires or the principal corporate trust office of the ADS Depositary of the deposited securities represented by the ADSs evidenced by those ADRs so surrendered. Such delivery will be made to the ADR holder or upon the ADR holder's order without unreasonable delay. The forwarding of shares and other documents of title for such delivery to an ADR holder, or as ordered by such ADR holder, will be at its risk and expense or the risk and expense of the person submitting such written instruction for delivery.

        The ADS Depositary, subject to the limitations and conditions specified in the deposit agreement and any limitations established by the ADS Depositary, may from time to time execute and deliver ADRs prior to receipt of shares in respect of which such issuance is made, which is referred to as a pre-release and may receive ADRs in lieu of shares. Each pre-release shall be; (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered that such person, or its customer, (i) owns the shares or ADRs to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such shares or receipts, as the case may be to the ADS Depositary for the benefit of the owners, and (iii) will not take any action with respect to such shares or receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the ADS Depositary, disposing of such shares or receipts, as the case may be), other than in satisfaction of such pre-release; (b) at all times be fully collateralized with cash, or such other collateral as the ADS Depositary determines, in good faith, will provide substantially similar liquidity and security; (c) be terminable by the ADS Depositary on not more than five business days' notice; and (d) be subject to such further indemnities and credit regulations as the ADS Depositary deems appropriate. The ADS Depositary will limit the number of ADRs issued by pre-release involved in transactions to be done in accordance with the terms described in this paragraph with any one person on a case-by-case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the ADS Depositary for the benefit of the owners as security for the performance of the obligations to deliver shares set forth in clause (a) above, and such collateral shall not constitute deposited securities under the deposit agreement. The number of ADSs which are outstanding at any time as a result of pre-releases will not normally exceed 30% of the shares deposited under the deposit agreement; provided, that the ADS Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with our prior written consent, change such limit for purposes of general application.

        Subject to the foregoing, the ADS Depositary may own and deal in any class of our securities or of our affiliates and in ADRs.

Dividends, other distributions and rights

        Subject to applicable Argentine laws, regulations and approvals, to the extent that the ADS Depositary can in its judgment convert Pesos (or any other foreign currency) into U.S. Dollars on a reasonable basis and transfer the resulting U.S. Dollars to the United States, the ADS Depositary will promptly as practicable convert or cause to be converted all cash dividends and other cash distributions received by it on the deposited securities into U.S. Dollars and distribute the resulting U.S. Dollars after deduction of the fees of the ADS Depositary and any amount charged by the ADS Depositary in connection with the conversion of Pesos (or other foreign currency) into U.S. Dollars, to the owners in proportion to the number of ADSs representing such deposited securities held by each of them. The amounts distributed will be reduced by any amounts required to be withheld by us, the ADS Depositary or the custodian on account of taxes or other governmental charges. If the ADS Depositary determines that in its judgment any foreign currency received by it cannot be so converted on a reasonable basis (including, as a result of applicable Argentine laws, regulations and approval requirements), the ADS Depositary may distribute the foreign currency received by it or in its discretion hold such currency uninvested for the respective accounts of the owners entitled to receive the same (without liability for interest).

        In the event that the custodian or the ADS Depositary receives any distribution upon any deposited securities in securities or property (other than cash or shares or rights upon any deposited securities), the ADS Depositary will distribute such securities or property to the owners entitled thereto, after deduction or upon payment of the fees and expense of the ADS Depositary, in proportion to their holdings, in any manner that the ADS Depositary deems equitable and practicable. If in the opinion of the ADS Depositary, however, the distribution of such property cannot be made proportionately among such owners, or if for any other reason (including any requirement that we or the ADS Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to such owners)

the ADS Depositary deems such distribution not feasible, the ADS Depositary may, upon consultation with us, adopt such method as it may deem equitable or practicable in order to effect such distribution, including the sale (public or private) of all or any part of such property and securities and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash. The ADS Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

        If we declare a dividend in or free distribution of shares, the ADS Depositary may, and shall if we so request, instruct us to deposit or cause such shares to be deposited with the account of the custodian at Caja de Valores and distribute to the owners in proportion to their holdings additional ADRs for an aggregate number of ADSs representing the number of shares received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement and after deduction or payment of any amounts required to be withheld on account of taxes or other governmental charges and the fees and expenses of the ADS Depositary. If additional ADRs are not so distributed, each ADS shall thereafter also represent the additional shares distributed with respect to the shares represented thereby. In lieu of issuing ADRs for fractions of ADSs, in any such case, the ADS Depositary shall sell the number of shares represented by the aggregate of such fractions and distribute the new proceeds in U.S. Dollars, all in the manner and subject to the conditions set forth in the deposit agreement. The ADS Depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        If we offer or cause to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, the ADS Depositary shall have discretion after consultation with us as to the procedure to be followed in making such rights available to owners. The ADS Depositary may (i) to the extent that the ADS Depositary determines, at the time of the offering of any such rights, that it is lawful and feasible, and upon provision of any documents or certifications requested by the ADS Depositary, take such action as is necessary for all or certain of the rights to be made available to or exercised by or on behalf of certain or all of the owners; or (ii) to the extent that the ADS Depositary determines that taking of any such action is not lawful or feasible, sell such rights, and, after deduction or upon payment of all amounts required to be withheld on account of taxes or other governmental changes and the fees and expenses of the ADS Depositary, allocate the net proceeds of such sales for the accounts of such owners otherwise entitled thereto upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

        The ADS Depositary will not make available to owners any right to subscribe for or to purchase any securities unless a registration statement under the Securities Act is in effect as to both the rights and the securities to which such rights relate or unless the offer and sale of such securities to such owners is exempt from registration under the provisions of the Securities Act.

Record dates

        Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the deposited securities, or whenever, for any reason, the ADS Depositary causes a change in the number of shares that are represented by each ADS or whenever the ADS Depositary shall receive notice of any meeting of holders of deposited securities, the ADS Depositary will fix a record date for the determination of the owners who are entitled to receive such dividend, distributions or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each ADS will represent the changed number of shares, subject to the provisions of the deposit agreement.

Voting

        If requested in writing by us, as soon as practicable after receipt of notice of a meeting of holders of shares, or other deposited securities, and to the extent permitted by law, the ADS Depositary will mail to the owners the information contained in such notice of meeting. Owners at the close of business on the record date specified by the ADS Depositary are entitled, subject to Argentine law, or our bylaws and the provisions affecting the deposited securities, to instruct the ADS Depositary as to the exercise of the voting rights, if any, pertaining to the shares, or other deposited securities, underlying the ADRs held by such owners. Upon written request of an owner of ADSs, the ADS Depositary will endeavor to vote or cause to be voted the shares, or other deposited securities, represented by those ADSs in accordance with such instructions.

        However:    if we requested the ADS Depositary to send you a notice and provided details on the matters to be voted upon at least 25 days before the meeting date and the ADS Depositary does not receive your voting instructions by the cutoff date the ADS Depositary specifies, the ADS Depositary will deem you to have instructed it to vote those shares (i) in accordance with a recommendation of our board of directors or (ii) if our board of directors does not give a recommendation, in the same manner as a majority of all shares not deposited under the deposit agreement are voted; except that the ADS Depositary will not vote as provided in item (i) or (ii) above if we notify the ADS Depositary in writing that (A) we do not want it to so vote, (B) we know that substantial shareholder opposition exists to the relevant question or (C) in our opinion the relevant question would materially and adversely affect the holders of shares. The ADS Depositary is not required to vote any deposited securities unless it has received an opinion of our Argentine counsel to the effect that the matters to be voted on are not contrary to Argentine law or our bylaws.

Inspection of transfer books

        The ADS Depositary will keep books at its transfer office in the City of New York for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the owners, provided that such inspection shall not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and notices

        We will furnish to the ADS Depositary copies in English of all notices of shareholders' meetings, its prospectus and other reports and communications that are made generally available to shareholders. Upon receipt thereof, the ADS Depositary will, upon our request, mail such reports to all owners. The ADS Depositary will make available for inspection by owners at its principal office any reports and communications received from us that are made generally available to shareholders.

        On or before the first date on which we give notice, by publication or otherwise, of any shareholders' meeting or of any adjourned shareholders' meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of deposited securities, we agree to transmit to the ADS Depositary and the custodian a copy of the notice thereof in the form given to owners. If requested by us, the ADS Depositary will, at our expense, arrange for the mailing of such notices to all owners.

        We will be required to file certain reports with the SEC pursuant to the Exchange Act. Such reports may be accessed on the SEC's EDGAR system. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements.

Changes affecting deposited shares

        Upon any change in par value, split-up, consolidation or any other reclassification of deposited securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities which shall be received by the ADS Depositary or the custodian in exchange for, in conversion of or otherwise in respect of deposited securities shall be treated as new deposited securities under the deposit agreement, and the ADS Depositary may and shall if we so request execute and deliver new ADRs, or call for the surrender of outstanding ADRs to be exchanged for additional ADRs specifically describing such new deposited securities.

Amendment and termination of the deposit agreements

        The form of ADR and the deposit agreement may at any time be amended by agreement between us and the ADS Depositary and, such amendment shall require no consent from owners. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges and expenses of the ADS Depositary), or which otherwise prejudices any substantial existing rights of owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of such amendment has been given to the owners. Each owner of ADRs, at the time such amendment becomes effective, will be deemed, by continuing to hold such ADRs, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        Whenever so directed by us, the ADS Depositary will terminate the deposit agreement by mailing notice of such termination to the owners of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The ADS Depositary may likewise terminate the deposit agreement if, at any time 90 days after the ADS Depositary shall have delivered to us and the owners a notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in the deposit agreement. If any ADRs remain outstanding after the date of termination, the ADS Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof, will not give any further notices or perform any further acts under the deposit agreement except the collection of dividends and other distributions pertaining to the deposited securities, the sale of property and rights as provided in the deposit agreement and the delivery of deposited securities together with dividends or other distributions, in exchange for surrendered ADRs upon payment of the ADS Depositary's fee for such cancellations.

        At any time after the expiration of two months from the date of termination, the ADS Depositary may sell the deposited securities and hold the net proceeds, together with any cash then held, unsegregated and without liability for interest, for the pro rata benefit of the owners of ADRs which have not theretofore been surrendered and such owners will thereupon become general creditors of the ADS Depositary with respect to such net proceeds.

Governing law

        The deposit agreement and the ADRs, and all the rights thereunder, are governed by and will be interpreted in accordance with the laws of the State of New York.

Charges of ADS Depositary

        The following charges shall be incurred by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited securities), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our register (or our appointed agent for transfer and registration of the shares) and applicable to transfers of shares to the name of the ADS Depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing shares or owners, (4) such expenses as are incurred by the ADS Depositary in the conversion of foreign currency, (5) a fee not in excess of US$5.00 per 100 ADS (or portion thereof) for the execution and delivery of ADRs pursuant to the deposit of shares or other deposited securities or distribution in shares or other deposited securities and the surrender of ADRs for withdrawal of shares and other deposited securities, (6) a fee not in excess of US$0.02 per ADS (or portion thereof), for any cash distribution made pursuant to the deposit agreement, and (7) a fee for the distribution of shares or rights, such fee being an amount equal to the fee for the execution and delivery of ADRs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares), but which securities are instead distributed by the depositary to owners.

        The ADS Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The ADS Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The ADS Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The ADS Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The ADS Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the ADS Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the ADS Depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the ADS Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the ADS Depositary and that may earn or share fees, spreads or commissions.

        The ADS Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the ADS Depositary or its affiliate receives when buying or selling foreign currency for its own account. The ADS Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the ADS Depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

        The deposit agreement expressly limits our obligations and the obligations of the ADS Depositary. It also limits our liability and the liability of the ADS Depositary. We and the ADS Depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the ADS Depositary agree to indemnify each other under certain circumstances.

General

        Neither the ADS Depositary nor us nor any of their directors, employees, agents or affiliates shall incur any liability to any owner if, by reason of any present or future provision of any law or regulation of the United States, Argentina or of any other country, or any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of our bylaws, or by reason of any provision of or governing any deposited securities, or by reason of an act of God or war or other circumstances beyond its control, the ADS Depositary or us or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or subjected to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed. Our obligations and those of the ADS Depositary under the deposit agreement are expressly limited to performing our or their respective duties specified therein without negligence or bad faith.

        The ADRs are transferable on the books of the ADS Depositary, provided, that the ADS Depositary may close the transfer books at any time or from time to time, after consultation with us, when deemed expedient by it in connection with the performance of its duties under the deposit agreement or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or the transfer or withdrawal of any deposited securities, we, the ADS Depositary or the custodian may require payment from the presenter of the ADRs or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees payable by the owners.

        The ADS Depositary may refuse to deliver ADRs, register the transfer of any ADRs, make any distributions or deliver any deposited securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as we may require. The delivery of ADRs against deposits of shares or the registration of transfers of ADRs may be suspended during any period when the transfer books of the ADS Depositary or we are closed if such action is deemed necessary or advisable by the ADS Depositary or us, in good faith, at any time or from time to time in accordance with the deposit agreement.

Direct registration system

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the ADS Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the ADS Depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the ADS Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the ADS Depositary's reliance on and compliance with instructions received by the ADS Depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the ADS Depositary.

        Please refer as well as to our registration statement on Form F-6 (Registration No. 333-219271).

 PLAN OF DISTRIBUTION

        The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  sales in which broker-dealers agree with us or the Selling Shareholder to sell a specified number of securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts or other obligations;

  •
  by an underwritten public offering;

  •
  by an underwritten offering of debt instruments convertible into or exchangeable for our common shares on terms to be described in the applicable prospectus supplement;

  •
  in a combination of any of the above; or

  •
  any other method permitted pursuant to applicable law.

        In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and common shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of securities, the underwriters or agents may receive compensation from us, the Selling Shareholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the

Securities Act, and any discounts or commissions received by them from us or the Selling Shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or the Selling Shareholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or the Selling Shareholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for the Selling Shareholder or us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

        We will advise the Selling Shareholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act ("Regulation M"). With limited exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS

        The validity of the rights, common shares and other matters governed by Argentine law will be passed upon for us by the law firm Zang, Bergel & Viñes, Buenos Aires, Argentina. Certain legal matters in connection with U.S. law will be passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2017 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., Buenos Aires, Argentina, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Neither the laws of Argentina nor the registrant's by-laws or other constitutive documents provide for indemnification of directors or officers of the registrant. The registrant maintains directors' and officers' liability insurance covering its directors and executive officers with respect to general civil liability, including liabilities under the Securities Act, which he or she may incur in his or her capacity as such.

Item 9.    Exhibits

1.1	*	Form of Underwriting Agreement for equity securities of the registrant.

3.1		English translation of the Amended and Restated Estatutos of IRSA Propiedades Comerciales S.A., which serve as IRSA Propiedades Comerciales S.A.'s articles of incorporation and bylaws.

4.1		Deposit Agreement among IRSA Propiedades Comerciales S.A, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder dated as of July 5, 2017 and effective July 20, 2017.

4.2		Indenture dated March 23, 2016, between IRSA Propiedades Comerciales S.A. as Issuer, The Bank of New York Mellon as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent, and Banco Santander Río S.A. as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina for the US$500,000,000 Global Note Program for Notes due no less than 30 days from date of original issue.

4.3		First Supplemental Indenture dated March 23, 2016, between IRSA Propiedades Comerciales S.A. as Issuer, The Bank of New York Mellon as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent, and Banco Santander Río S.A. as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina.

5.1		Opinion of Zang, Bergel & Viñes as to the validity of the common shares.

10.1		English translation of the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated June 30, 2004.

10.2		English translation of the Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated August 23, 2007.

10.3		English translation of the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated August 14, 2008.

10.4		English translation of the Third Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated November 27, 2009.

10.5	English translation of the Addendum to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated March 12, 2010.

10.6	English translation of the Fourth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated July 11, 2011.

10.7	English translation of the Fifth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated October 15, 2012.

10.8	English translation of the Sixth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A. (formerly known as Alto Palermo S.A. (APSA)), IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated November 12, 2013.

10.9	English translation of the Seventh Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A., IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated February 18, 2015.

10.10	English translation of the Eigth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A., IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated November 12, 2015.

10.11	English translation of the Ninth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement between IRSA Propiedades Comerciales S.A., IRSA Inversiones y Representaciones Sociedad Anónima and Cresud S.A.C.I.F. y A, dated May 5, 2017.

21.1	Subsidiaries of the registrant.

23.1	Consent of Price Waterhouse & Co. S.R.L.

23.2	Consent of Zang, Bergel & Viñes (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page to the registration statement).

*
To be filed by amendment or incorporated by reference to a subsequently submitted Report on Form 6-K.

Item 10.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Republic of Argentina, on October 10, 2017.

IRSA PROPIEDADES COMERCIALES S.A.
By:	/s/ SAÚL ZANG
	Name:	Saúl Zang
	Title:	Vice-Chairman of the Board of Directors

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Saúl Zang and Alejandro Elsztain as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the "Securities Act," and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of common shares of the registrant, including in the form of American Depositary Shares, or the "Shares," including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3, or the "Registration Statement," to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 10, 2017.

Name	Title

/s/ EDUARDO S. ELSZTAIN Eduardo S. Elsztain	Chairman of the Board of Directors
/s/ SAÚL ZANG Saúl Zang	Vice-Chairman of the Board of Directors

Name	Title

/s/ ALEJANDRO G. ELSZTAIN Alejandro G. Elsztain	Executive Vice-Chairman of the Board of Directors and Chief Executive Officer
/s/ DANIEL R. ELSZTAIN Daniel R. Elsztain	Director and Chief Operating Officer
/s/ FERNANDO A. ELSZTAIN Fernando A. Elsztain	Director
/s/ LEONARDO F. FERNÁNDEZ Leonardo F. Fernández	Director
/s/ ENRIQUE ANTONINI Enrique Antonini	Director
/s/ GASTÓN ARMANDO LERNOUD Gastón Armando Lernoud	Director
/s/ MARCOS OSCAR BARYLKA Marcos Oscar Barylka	Director
/s/ MATIAS GAIVIRONSKY Matias Gaivironsky	Chief Financial and Administrative Officer

AUTHORIZED REPRESENTATIVE

        Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of IRSA Propiedades Comerciales S.A. has signed this registration statement or amendment thereto in New York, New York, on October 10, 2017.

/s/ DONALD J. PUGLISI Name: Donald J. Puglisi	Puglisi & Associates Managing Director